                                                                  EXHIBIT 3.23

                            CERTIFICATE OF FORMATION

                                       OF

                               M-FOODS DAIRY, LLC

         This Certificate of Formation is being executed as of March 13, 2001 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, ET SEQ.

        The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

         1. NAME. The name of the limited liability company is M-FOODS DAIRY, LLC (the "Company").

         2. REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.




                                                    By: /s/ Michele N. Kochevar
                                                       -------------------------
                                                        Michele N. Kochevar,
                                                        An Authorized Person




   STATE OF DELAWARE
  SECRETARY OF  STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 03/13/2001
  010123890 - 3365091

                                STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                       ----------------------------------

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "M-FOODS DAIRY TXCT, LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 2001, AT 4 O'CLOCK P.M.









                                              /s/ Harriet Smith Windsor
                            [SEAL]     -----------------------------------------
                                       HARRIET SMITH WINDSOR, SECRETARY OF STATE


3376817    8100                               AUTHENTICATION: 1061909

010163458                                              DATE: 04-03-01